QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2005, relating to the consolidated financial statements of Edge Petroleum Corporation, and our report dated April 20, 2005 relating to the effectiveness of the Company's internal control over financial reporting.

        Our report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 expresses our opinion that Edge Petroleum Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness in a spreadsheet application, which was designed to eliminate intercompany balances in consolidation.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN LLP
Houston, Texas June 9, 2005

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm